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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors
                        -------------------------------

We consent to the reference to our firm under the caption "Experts" in the Registration Statement and related Prospectus of PixTech, Inc. on Form S-3 for the registration of 7,717,602 shares of its common stock and to the incorporation by reference therein of our report dated February 9, 1998, with respect to the consolidated financial statements and schedule of PixTech
Inc. included in its Annual Report (Form 10-K) for the year ended
December 31, 1997, filed with the Securities and Exchange Commission.

                              /s/ Ernst & Young LLP
                              ERNST & YOUNG LLP

New York, New York
January 20, 1999